UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2011

DOUGLAS DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34728	134275891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7777 North 73rd Street, Milwaukee, Wisconsin 53223

(Address of principal executive offices, including zip code)

(414) 354-2310

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Douglas Dynamics, Inc. (the “Company”) adopted the Douglas Dynamics, Inc. 2011 Annual Incentive Plan (the “2011 AIP”).  Each of the Company’s named executive officers is eligible to participate in the 2011 AIP, which provides for the opportunity to earn a cash bonus upon the achievement of certain performance targets.  The Committee has selected operating income and free cash flow as the performance metrics under the 2011 AIP, assigning these metrics a weighting of 70% and 30%, respectively.  The target bonus level under the 2011 AIP for the Company’s President is 100% of his base salary and the target bonus level for the other named executive officers is 75% of base salary, with maximum bonus levels of 150% and 125% of base salary, respectively.

The foregoing description of the 2011 AIP is qualified in its entirety by reference to the 2011 AIP, a copy of which will be filed by the Company with its next quarterly report on Form 10-Q.

On March 2, 2011, the Committee also approved the 2011 performance-based portion of its long-term incentive program (the “LTIP”) under the Company’s 2010 Stock Incentive Plan pursuant to which its named executive officers are eligible to be granted shares of the Company’s common stock.  The performance-based incentive award (the “Incentive Award”) will result in a grant to the named executive officers of unrestricted shares of common stock based upon the Company’s achievement of free cash flow goals (as defined in the LTIP) over the performance period 2009-2011.  The shares of common stock underlying the Incentive Award will be granted in early 2012 after the audit of the Company’s financial statements for 2011 is completed.

The target value of the Incentive Awards will be determined as a percentage of the participant’s annual base salary for 2011, as set forth below with respect to the named executive officers:

Name and Position	Value of Award (As % of Base Salary)

James L. Janik
President and Chief Executive Officer	78%
Robert McCormick
Executive Vice President, Chief Financial Officer and Secretary	60%
Mark Adamson
Vice President, Sales and Marketing	45%
Keith Hagelin
Vice President, Operations	45%

The number of shares paid or granted to each named executive officer in early 2012 will be determined by dividing the aggregate target award value by the average trading price of the common stock during the fourth quarter of 2011.  The Incentive Award will be subject to reduction, elimination or increase (to up to 150 percent of the target amount) based on the Company’s performance with respect to the free cash flow goals.  Consistent with the description of the LTIP in the Company’s current report on Form 8-K filed on November 2, 2010, the LTIP for 2011 also included a grant of restricted stock that will vest in three equal annual installments contingent on the named executive officer’s continued employment with the Company.

The Committee currently intends to make similar awards under the LTIP in future years.  The target value of such awards would be determined on the basis of the executive’s then-current base salary, and the payment of the incentive award portion would be based on the Company’s performance with respect to updated free cash flow goals over a new three-year performance period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 8, 2011

DOUGLAS DYNAMICS, INC.

By:	/s/ Robert McCormick
Robert McCormick
Executive Vice President, Chief Financial Officer and Secretary